[LOGO] ALBANY
       INTERNATIONAL

                                                                         News
                                                                         Release
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                                         For additional information contact:
                                         Kenneth C. Pulver
                                         Vice President-Corporate Communications
                                         (518) 445-2214

FOR IMMEDIATE RELEASE

                      ALBANY INTERNATIONAL WINS ARBITRATION

      Albany, New York, September 8, 2004 -- Albany International Corp. (NYSE/PSE/FWB:AIN) reported today that it had received a favorable decision in a previously reported arbitration growing out of the acquisition of the Geschmay group in 1999. In the arbitration, the sellers alleged that a subsidiary of Albany had wrongfully terminated two leases entered into in connection with the acquisition and claimed damages of approximately $19 million. The arbitrators decided that Albany's subsidiary had a legal right to terminate the leases and that no damages were payable. The arbitrators' decision is final and not subject to appeal.

      The arbitration, which was initially filed in February 2003, took place in the International Court of Arbitration of the International Chamber of Commerce.

      Albany International is the world's largest producer of paper machine clothing and high-performance doors, with manufacturing plants and sales worldwide. Additional information about the Company, and its businesses and products, is available at www.albint.com.

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                                                      Albany International Corp.
                                                      P.O. Box 1907
                                                      Albany, New York  12201
                                                      www.albint.com